EXHIBIT 23.5




                          CONSENT OF BAOCHENG LAWYER'S

                              OFFICE OF GUANGDONG


We consent to all references to us in this Registration Statement on form F-2 of Bonso Electronics International Inc., regarding its subsidiary Bonso

Electronics (Shenzhen) Co., Ltd., and to the filing of our legal opinion as an exhibit to the Registration Statement.


                                           Baocheng Lawyers' Office of Guangdong

                                           Chinese Certified Public Lawyers:

                                           Signature:  /s/
                                                       -------------------------

                                           December 13, 2001